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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of InSight Health Services Corp. on Form S-4 of our report for Maxum Health Corp. dated March 1, 1996, appearing in the Prospectus, which is part of this Registration Statement.

    We also consent to the reference to us under the Headings "Selected Historical Consolidated Financial and Operating Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Dallas, Texas
July 29, 1998